March 17, 1997

                           SECURITY AGREEMENT


Bank/Secured Party:

NATIONSBANK OF TEXAS, N.A.
901 Main Street
Dallas, Texas  75202

Debtor:

HALLMARK FINANCE CORPORATION
14651 Dallas Parkway
Suite 900
Dallas, Texas 75240

 Debtor is a corporation. The collateral is located at Debtor's address shown above.

     Terms used herein which are defined in that certain Loan Agreement of even date herewith between Debtor and Bank (the "Loan Agreement"), unless otherwise defined herein, shall have the same meanings set forth in the Loan Agreement.

     1. Security Interest. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor
(hereinafter referred to as "Debtor") assigns and grants to Bank (also known as "Secured Party"), a security interest and lien in the Collateral (hereinafter defined) to secure the payment and the performance of the Obligation (hereinafter defined).

     2. Collateral. A security interest is granted in the following collateral described in this Item 2 (the Collateral"):

     A.   Types of Collateral.

 [X] Premium Finance Agreements:

     [X] Blanket Lien: All Premium Finance Agreements and all rights and privileges related thereto, including, without limitation, all collateral therefor and guaranties thereof, now owned or hereafter acquired by Debtor; all notes receivable of Debtor (notes made payable to the order of Debtor) now existing or hereafter arising, together with all renewals, extensions, modifications or rearrangements of such notes, payments thereon, and all other proceeds, monies, income and benefits arising from or by virtue of all sums payable or distributable with respect to such notes; all accounts as that term is defined in Chapter 9 of the Texas Business and Commerce Code, general intangibles, executory contract rights, chattel paper, documents, instruments, notes, drafts, acceptances, tax refunds, insurance proceeds, rights to refund and indemnification, and all other debts, obligations and liabilities in whatever form owing to Debtor from any person, firm or corporation now existing or at any time hereafter arising including all securities, guaranties, warranties, indemnity agreements, insurance policies and all other agreements pertaining to the same; all collateral which secures any of the foregoing; and all proceeds of the foregoing. The Collateral includes all of Debtor's rights to receive payment from any party or parties arising under any reinsurance or similar types of agreements related to any Premium Finance Agreements of Debtor, including rights arising under the Reinsurance Agreements as defined in the Loan Agreement, as well as all of Debtor's rights to any unearned insurance premiums. Notwithstanding the foregoing, the Collateral does not include any Premium Finance Agreement sold to Peregrine Premium Finance L.C. prior to the date hereof.
 [X] Accounts:

     [X] Blanket Lien: Any and all accounts and other rights of Debtor to the payment for goods sold or leased or for services rendered whether or not earned by performance, including, without limitation, contract rights, book debts, checks, notes, drafts, instruments, chattel paper, acceptances, and any and all amounts due to Debtor from a factor or other forms of obligations and receivables, now existing or hereafter arising.

 [X] Inventory:

     [X] Blanket Lien: Any and all of Debtor's goods held as inventory, whether now owned or hereafter acquired, including without limitation, any and all such goods held for sale or lease or being processed for sale or lease in Debtor's business, as now or hereafter conducted, including all materials, goods and work in process, finished goods and other tangible property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Debtor's business, along with all documents (including documents of title) covering such inventory.

 [X]      Equipment:

     [X] Blanket Lien: Any and all of Debtor's goods held as equipment, including, without limitation, all machinery, tools, dies, furnishings, or fixtures, wherever located, whether now owned or hereafter acquired, together with all increases, parts, fittings, accessories, equipment, and special tools now or hereafter affixed to any part thereof or used in connection therewith.

 [X] Instruments and/or Investment Documents:

     [X] Blanket Lien: Any and all of Debtor's instruments, documents, and other writings of any type, which evidence a right to the payment of money and which are of a type that is transferred in the ordinary course of business by delivery with any necessary indorsement or assignment, whether now owned or hereafter acquired, including, without limitation, negotiable instruments, promissory notes, and documents of title owned or to be owned by Debtor, certificates of deposit, and all liens, security agreements, leases and other contracts securing or otherwise relating to any of said instruments or documents.

 [X] General Intangibles:

     [X] Blanket Lien: Any and all of Debtor's general intangible property, whether now owned or hereafter acquired by Debtor or used in Debtor's business currently or hereafter, including, without limitation, all patents, trademarks, service marks, trade secrets, copyrights and exclusive licenses (whether issued or pending) literary rights, contract rights and all documents, applications, materials and other matters related thereto, all inventions, all manufacturing, engineering and production plans, drawings, specifications, processes and systems, all trade names, goodwill and all chattel paper, documents and instruments relating to such general intangibles.

 [X] Other:

 [X] Computer Collateral:

     [X] Blanket Lien: All of the following property now owned or hereafter acquired (whether as owner, lessee, licensee, or otherwise) by
Debtor: (i) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (ii) all software programs (including source code and object code and all related applications and data files) designed for use on the computers and electronic data processing hardware described in clause (i) above; (iii) all firmware associated therewith; (iv) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) for such hardware, software and firmware described in the preceding clauses (i), (ii), and
(iii); and (v) all rights with respect to all of the foregoing, including, without limitation, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

     B. Substitutions, Proceeds and Related Items. Any and all substitutes and replacements for, accessions, attachments and other additions to, tools, parts and equipment now or hereafter added to or used in connection with, and all cash or non-cash proceeds and products of, the Collateral (including, without limitation, all income, benefits and property receivable, received or distributed which results from any of the Collateral, such as dividends payable or distributable in cash, property or stock; insurance distributions of any kind related to the Collateral, including, without limitation, returned premiums, interest, premium and principal payments; redemption proceeds and subscription rights; and shares or other proceeds of conversions or splits of any securities in the Collateral); any and all choses in action and causes of action of Debtor, whether now existing or hereafter arising, relating directly or indirectly to the Collateral (whether arising in contract, tort or otherwise and whether or not currently in litigation); all documents, accounts and chattel paper, whether now existing or hereafter arising directly or indirectly from or related to the Collateral; all warranties related to the Collateral; all of Debtor's books, records, data, plans, manuals, computer software, computer tapes, computer systems, computer disks, computer programs, source codes and object codes containing any information, pertaining directly or indirectly to the Collateral and all rights of Debtor to retrieve data and other information pertaining directly or indirectly to the Collateral from third parties, whether now existing or hereafter arising; and all returned, refused, stopped in transit, or repossessed Collateral, any of which, if received by Debtor, upon request shall be delivered immediately to Bank.

     C. Balances and Other Property. The balance of every deposit account of Debtor maintained with Bank and any other claim of Debtor against Bank, now or hereafter existing, liquidated or unliquidated, and all money, instruments, securities, documents, chattel paper, credits, claims, demands, income, and any other property, rights and interests of Debtor which at any time shall come into the possession or custody or under the control of Bank or any of Bank's agents or affiliates for any purpose, and the proceeds of any thereof. Bank shall be deemed to have possession of any of the Collateral in transit to or set apart for Bank or any of its agents or affiliates.

     3. Description of Obligation(s). The following obligations ("Obligation" or Obligations ) are secured by this Agreement: (a) All debts, obligations, liabilities and agreements of Debtor to Bank, now or hereafter existing, arising directly or indirectly between Debtor and Bank whether absolute or contingent, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, and all
renewals, extensions or rearrangement of any of the above;   (b) All
costs incurred by Bank to obtain, preserve, perfect and enforce this Agreement and maintain, preserve, collect and realize upon the Collateral; (c) All other costs and attorney's fees incurred by Bank, for which Debtor is obligated to reimburse Bank in accordance with the terms of the Loan Agreement and all other Loan Documents (hereinafter defined), together with interest at the maximum rate allowed by law, or if there is no maximum rate, 15% per annum; and (d) All amounts which may be owed to Bank pursuant to the Loan Agreement and all other Loan
Documents executed between Bank and any other Debtor.   If Debtor is not
the obligor of the Obligation, and in the event any amount paid to Bank on any Obligation is subsequently recovered from Bank in or as a result of any bankruptcy, insolvency or fraudulent conveyance proceeding, Debtor shall be liable to Bank for the amounts so recovered up to the fair market value of the Collateral whether or not the Collateral has been released or the security interest terminated. In the event the Collateral has been released or the security interest terminated, the fair market value of the Collateral shall be determined, at Bank's option, as of the date the Collateral was released, the security interest terminated, or said amounts were recovered.

     4. Debtor's Warranties. Debtor hereby represents and warrants to Bank as follows:

     A. Financing Statements. Except as may be noted by schedule attached hereto and incorporated herein by reference, no financing statement covering the Collateral is or will be on file in any public office, except the financing statements relating to this security interest, and no security interest, other than the one herein created, has attached or been perfected in the Collateral or any part thereof.

     B. Ownership. Debtor owns, or will use the proceeds of any loans by Bank to become the owner of, the Collateral free from any setoff, claim, restriction, lien, security interest or encumbrance except
(a) liens in favor of Bank, (b) liens for taxes, assessments or similar charges, incurred in the ordinary course of business that are not yet due and payable, (c) liens of mechanics, materialmen, warehousemen, carriers, operators and other like liens securing obligations incurred in the ordinary course of business that are not yet due and payable;
(d) landlord's liens for rentals not yet due and payable; and (e) liens securing any purchase money Indebtedness permitted hereunder (if any) if such liens do not encumber any property other than the property for which such Indebtedness was incurred and do not secure payment of any amount other than the amount from time to time owing on the property for which such Indebtedness was incurred and the Indebtedness initially secured by such lien does not exceed $100,000.

     C. Fixtures and Accessions. None of the Collateral is affixed to real estate or is an accession to any goods, or will become a fixture or accession, except as expressly set out herein.

     D. Claims of Debtors on the Collateral. All account debtors and other obligors whose debts or obligations are part of the Collateral have no right to setoffs, counterclaims or adjustments, and no defenses in connection therewith.

     E. Environmental Compliance. The conduct of Debtor's business operations and the condition of Debtor's property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation or rule of common law and any judicial interpretation thereof relating primarily to the environment or any materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos ("Hazardous Materials").

     F. Power and Authority. Debtor has full power and authority to make this Agreement, and all necessary consents and approvals of any persons, entities, governmental or regulatory authorities and securities exchanges have been obtained to effectuate the validity of this Agreement.

     G. Licenses and Permits. Debtor has obtained all licenses, permits, and approvals required by applicable law for it to engage in the business of insurance premium financing in each state in which Debtor engages in such business. To the best knowledge of Debtor, Debtor owns, is licensed, or is entitled to use by license or otherwise, or has all permits and other governmental approvals for all licenses, technology, know-how, processes and rights with respect to any of the foregoing used in or necessary for the conduct of Debtor's business as currently conducted except where failure to do so does not and is not reasonably expected to have a material adverse effect upon the Borrower's financial condition or operation or the Collateral.

     H. Form of Agreements. The form of each premium finance agreement used by Debtor in its insurance premium financing business has been approved by the State Board of Insurance of the State of Texas or other governmental regulatory authority with jurisdiction to approve same.

     I. Compliance with Law. Debtor has complied with all applicable laws, including, without limitation, Chapter 24 of the Texas Insurance Code, Title 28 of the Texas Administrative Code, the Truth-in-Lending Act (the "Act"), and Regulation Z ("Reg Z") promulgated pursuant thereto, and all other statutes applicable to Debtor's business.

     J. Reinsurance Agreements. Each Reinsurance Agreement is in full force and effect and constitutes the legal, valid, and binding obligation of each party thereto.

     5. Debtor's Covenants. Until full payment and performance of all of the Obligation and termination or expiration of any obligation or commitment of Bank to make advances or loans to Debtor, unless Bank otherwise consents in writing:

     A. Obligation and This Agreement. Debtor shall perform all of its agreements herein and in any other agreements between it and Bank.

     B. Ownership and Maintenance of the Collateral. Debtor shall keep all tangible Collateral in good condition. Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Bank. Debtor shall keep the Collateral free from all liens and security interests except those liens described in paragraph 4.B of this Agreement. Debtor shall furnish to Bank proof of payment of ad valorem taxes payable on the Collateral as and when requested by Bank.

     C. Insurance. Debtor shall insure the Collateral which is of an insurable nature (the parties agree that Premium Finance Agreements shall not be insured) with companies acceptable to Bank. Such insurance shall be in an amount not less than the fair market value of the Collateral and shall be against such casualties, with such deductible amounts as Bank shall approve. All insurance policies shall be written for the benefit of Debtor and Bank as their interests may appear, payable to Bank as loss payee, or in other form satisfactory to Bank, and such policies or certificates evidencing the same shall be furnished to Bank. All policies of insurance shall provide for written notice to Bank at least thirty (30) days prior to cancellation. Risk of loss or damage is Debtor's to the extent of any deficiency in any effective insurance coverage.

     D. Bank's Costs. Debtor shall pay all costs necessary to obtain, preserve, perfect, defend and enforce the security interest created by this Agreement, collect the Obligation, and preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, legal expenses, reasonable attorney's fees and other fees or expenses for which Debtor is obligated to reimburse Bank in accordance with the terms of the Loan Documents. Whether the Collateral is or is not in Bank's possession, and without any obligation to do so and without waiving Debtor's default for failure to make any such payment, Bank at its option may pay any such costs and expenses, discharge encumbrances on the Collateral, and pay for insurance of the Collateral, and such payments shall be a part of the Obligation and bear interest at the rate set out in the Obligation for amounts past due. Debtor agrees to reimburse Bank on demand for any costs so incurred.

     E. Information and Inspection. Debtor shall (i) promptly furnish Bank any information with respect to the Collateral requested by Bank;
(ii) allow Bank or its representatives to inspect the Collateral, at any time and wherever located, and to inspect and copy, or furnish Bank or its representatives with copies of, all records relating to the Collateral and the Obligation; and (iii) promptly furnish Bank or its representatives such information as Bank may request to identify the Collateral, at the time and in the form requested by Bank.

     F. Additional Documents. Debtor shall sign and deliver any papers deemed necessary or desirable in the judgment of Bank to obtain, maintain, and perfect the security interest hereunder and to enable Bank to comply with any federal or state law in order to obtain or perfect Bank's interest in the Collateral or to obtain proceeds of the Collateral.

     G. Parties Liable on the Collateral. Debtor shall preserve the liability of all obligors on any Collateral and shall preserve the priority of all security therefor. Bank shall have no duty to preserve such liability or security, but may do so at the expense of Debtor, without waiving Debtor's default.

     H. Records of the Collateral. Debtor at all times shall maintain accurate books and records covering the Collateral. Debtor immediately will mark all books and records with an entry showing the absolute assignment of all Collateral to Bank, and Bank is hereby given the right to audit the books and records of Debtor relating to the Collateral at any time and from time to time. The amounts shown as owed to Debtor on Debtor's books and on any assignment schedule will be the undisputed amounts owing and unpaid.

     I. Disposition of the Collateral. If disposition of any Collateral gives rise to an account, chattel paper or instrument, Debtor immediately shall notify Bank, and upon request of Bank shall assign or indorse the same to Bank. No Collateral may be sold, leased, manufactured, processed or otherwise disposed of by Debtor in any manner without the prior written consent of Bank, except the Collateral sold, leased, manufactured, processed or consumed in the ordinary course of business.

     J. Accounts. Each account held as Collateral will represent the valid and legally enforceable obligation of third parties.

     K.   Notice/Location of the Collateral.   Debtor shall give Bank
written notice of each office of Debtor in which records of Debtor pertaining to accounts held as Collateral are kept, and each location at which the Collateral is or will be kept, and of any change of any such location. If no such notice is given, all records of Debtor pertaining to the Collateral and all Collateral of Debtor are and shall be kept at the address marked by Debtor above.

     L. Change of Name/Status and Notice of Changes. Without the written consent of Bank, Debtor shall not change its name, change its corporate status, use any trade name or engage in any business not reasonably related to its business as presently conducted. Debtor shall notify Bank immediately of (i) any material change in the Collateral,
(ii) a change in Debtor's residence or location, (iii) a change in any matter warranted or represented by Debtor in this Agreement, or in any of the Loan Documents or furnished to Bank pursuant to this Agreement, and (iv) the occurrence of an Event of Default (hereinafter defined).

     M. Use and Removal of the Collateral. Debtor shall not use the Collateral illegally. Debtor shall not, unless previously indicated as a fixture, permit the Collateral to be affixed to real or personal property without the prior written consent of Bank. Debtor shall not permit any of the Collateral to be removed from the locations specified herein without the prior written consent of Bank, except for the sale of inventory in the ordinary course of business.

     N. Possession of the Collateral. Upon the occurrence of any Trigger Event, within one (1) Business Day, Borrower shall immediately notify Bank of the occurrence of such Trigger Event and deliver to Bank all Premium Finance Agreements of Borrower (excluding those Premium Finance Agreements sold to Peregrine Premium Finance L.C. prior to the date hereof), appropriately endorsed, with full recourse and warranty and execute, acknowledge, and deliver to Bank and file or cause to be filed any and all other documents, agreements and instruments and do all other acts or things as Bank may reasonably request in order more fully to effect the assignment of the Premium Finance Agreements to Bank.

     O. Consumer Credit. If any Collateral or proceeds includes obligations of third parties to Debtor, the transactions giving rise to the Collateral shall conform in all respects to the applicable state or federal law including but not limited to consumer credit law. Debtor shall hold harmless and indemnify Bank against any cost, loss or expense arising from Debtor's breach of this covenant.

     P. Power of Attorney. Debtor appoints Bank and any officer thereof as Debtor's attorney-in-fact with full power in Debtor's name and behalf to do every act which Debtor is obligated to do or may be required to do hereunder; however, nothing in this paragraph shall be construed to obligate Bank to take any action hereunder nor shall Bank be liable to Debtor for failure to take any action hereunder. This appointment shall be deemed a power coupled with an interest and shall not be terminable as long as the Obligation is outstanding and shall not terminate on the disability or incompetence of Debtor.

     Q. Waivers by Debtor. Debtor waives notice of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Obligation; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Obligation outstanding at any time, notice of any change in financial condition of any person liable for the Obligation or any part thereof, notice of any Event of Default, and all other notices respecting the Obligation; and agrees that maturity of the Obligation and any part thereof may be extended or renewed, and after an Event of Default has occurred and is continuing, accelerated, one or more times by Bank in its discretion, without notice to Debtor. Debtor waives any right to require that any action be brought against any other person or to require that resort be had to any other security or to any balance of
any deposit account.   Debtor further waives any right of subrogation or
to enforce any right of action against any other Debtor until the Obligation is paid in full.

     R. Other Parties and Other Collateral. No renewal or extension of or any other indulgence with respect to the Obligation or any part thereof, no release of any security, no release of any person (including any maker, indorser, guarantor or surety) liable on the Obligation, no delay in enforcement of payment, and no delay or omission or lack of diligence or care in exercising any right or power with respect to the Obligation or any security therefor or guaranty thereof or under this Agreement shall in any manner impair or affect the rights of Bank under the law, hereunder, or under any other agreement pertaining to the Collateral. Bank need not file suit or assert a claim for personal judgment against any person for any part of the Obligation or seek to realize upon any other security for the Obligation, before foreclosing or otherwise realizing upon the Collateral. Debtor waives any right to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that Bank shall have no duty or obligation to Debtor to apply to the Obligation any such other security or proceeds thereof.

     S. Collection and Segregation of Accounts and Right to Notify. Bank hereby authorizes Debtor to collect the Collateral, subject to the direction and control of Bank, but Bank may, after an Event of Default has occurred and without further notice, curtail or terminate said authority at any time. Upon notice by Bank, whether oral or in writing, to Debtor, Debtor shall forthwith upon receipt of all checks, drafts, cash, and other remittances in payment of or on account of the Collateral, deposit the same in one or more special accounts maintained with Bank over which Bank alone shall have the power of withdrawal. The remittance of the proceeds of such Collateral shall not, however, constitute payment or liquidation of such Collateral until Bank shall receive good funds for such proceeds. Funds placed in such special accounts shall be held by Bank as security for all Obligations secured hereunder. These proceeds shall be deposited in precisely the form received, except for the indorsement of Debtor where necessary to permit collection of items, which indorsement Debtor agrees to make, and which indorsement Bank is also hereby authorized, as attorney-in-fact, to make on behalf of Debtor. In the event Bank has notified Debtor to make deposits to a special account, pending such deposit, Debtor agrees that it will not commingle any such checks, drafts, cash or other remittances with any funds or other property of Debtor, but will hold them separate and apart therefrom, and upon an express trust for Bank until deposit
thereof is made in the special account.   Bank will, from time to time,
apply the whole or any part of the Collateral funds on deposit in this special account against such Obligations as are secured hereby as Bank may in its sole discretion elect. At the sole election of Bank, any portion of said funds on deposit in the special account which Bank shall elect not to apply to the Obligations, may be paid over by Bank to Debtor. If an Event of Default has occurred and is continuing, Bank may notify persons obligated on any Collateral to make payments directly to Bank and Bank may take control of all proceeds of any Collateral. Until Bank elects to exercise such rights, Debtor, as agent of Bank, shall collect and enforce all payments owed on the Collateral.

     T. Compliance with State and Federal Laws. Debtor will maintain its existence, good standing and qualification to do business, where required, and comply with all laws, regulations and governmental requirements, including without limitation, environmental laws applicable to it or any of its property, business operations and transactions.

     U. Environmental Covenants. Debtor shall immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Debtor's business operations; and (ii) all claims made or threatened by any third party against Debtor relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Debtor shall immediately notify Bank of any remedial action
taken by Debtor with respect to Debtor's business operations.    Debtor
will not use or permit any other party to use any Hazardous Materials at any of Debtor's places of business or at any other property owned by Debtor except such materials as are incidental to Debtor's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Debtor agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Debtor's places of business or any other property of Debtor at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Debtor is complying with this covenant and Debtor shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Debtor shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Debtor's business operations within five (5) days of the request therefor.

     V. Endorsement. At such times as Borrower is required by the terms of Section 5.10 of the Loan Agreement and paragraph 5.N hereof, Debtor will endorse each Premium Finance Agreement to Bank as follows:

     "Pay to the order of NationsBank of Texas, N.A. with full recourse and warranty"

     W. Status of Reinsurance Agreements. Debtor will notify Bank of any default by any party to any Reinsurance Agreement and will not enter into any material alteration of the terms of any Reinsurance Agreement without the prior written consent of Bank. Debtor will comply fully and completely with all of Debtor's obligations under each Reinsurance Agreement.

     X. Compliance with Certain Laws. In addition to the other provisions hereof, Debtor will comply with Chapter 24 of the Texas Insurance Code, Title 28 of the Texas Administrative Code, the Act, and Reg Z.

     Y. Renewals of Licenses. Debtor will on a timely basis procure all necessary renewals and extensions of all licenses, approvals, and permits required for it to engage in the business of insurance premium financing which are required by the laws of each state in which Debtor engages in such business.

     Z. Notification to Insurers. Debtor will notify each insurer whose premiums are being financed with Premium Finance Agreements constituting part of the Collateral, or its managing general agent, of the existence of each Premium Finance Agreement in a timely manner and take all such other action as may be necessary or required in order that Debtor will be entitled to receive all unearned premiums from such insurer if an insurance contract is canceled, and Debtor will furnish a list of same to Bank upon Bank's request. Notice of the creation of each Premium Finance Agreement shall be given to the insurer within thirty (30) days of Debtor's acceptance of such agreement.

     6. Grant of License to Use Intangibles. To the extent permitted by applicable law and the terms of any agreements relating to Debtor's General Intangibles, Debtor hereby grants to the Bank an irrevocable, nonexclusive license (exercisable upon the occurrence of an Event of Default) to use, assign, license or sublicense any of Debtor's General Intangibles, and wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. No agreements hereafter acquired or agreed to or entered into by Debtor shall prohibit, restrict, or impair the rights granted hereunder.

     7.   Rights and Powers of Bank.

     A. General. Bank, after an Event of Default has occurred and is continuing, without liability to Debtor may: obtain from any person information regarding Debtor or Debtor's business or the Collateral, which information any such person also may furnish without liability to Debtor; require Debtor to give possession or control of any Collateral to Bank; indorse as Debtor's agent any instruments, documents or chattel paper in the Collateral or representing proceeds of the Collateral; contact account debtors directly to verify information furnished by Debtor; take control of proceeds, including stock received as dividends or by reason of stock splits; release the Collateral in its possession to any Debtor, temporarily or otherwise; reject as unsatisfactory any property hereafter offered by Debtor as Collateral; set standards from time to time to govern what may be used as after acquired Collateral; take control of funds generated by the Collateral, such as cash dividends, interest and proceeds or refunds from insurance, and use same to reduce any part of the Obligation and exercise all other rights which an owner of such Collateral may exercise, except the right to vote or dispose of the Collateral; at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee; and demand, collect, convert, redeem, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral, in its own name or in the name of Debtor, as Bank may determine. Bank shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of Bank, its officers, agents or employees, except for its or their own willful misconduct or gross negligence. The foregoing rights and powers of Bank will be in addition to, and not a limitation upon, any rights and powers of Bank given by law, elsewhere in this Agreement, or otherwise. If Debtor fails to maintain any required insurance, to the extent permitted by applicable law Bank may (but is not obligated to) purchase single interest insurance coverage for the Collateral which insurance may at Bank's option (i) protect only Bank and not provide any remuneration or protection for Debtor directly and (ii) provide coverage only after the Obligation has been declared due as herein provided. The premiums for any such insurance purchased by Bank shall be a part of the Obligation and shall bear interest as provided in 3(d) hereof.

     B. Convertible Collateral. Bank may present for conversion any Collateral which is convertible into any other instrument or investment security or a combination thereof with cash, but Bank shall not have any duty to present for conversion any Collateral unless it shall have received from Debtor detailed written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible.

     8.   Default.

     A. Event of Default. An event of default ("Event of Default") shall occur if: (i) Debtor or any other obligor on all or part of the Obligation shall fail to timely and properly pay or observe, keep or perform any term, covenant, agreement or condition in this Agreement or in any other agreement between Debtor and Bank or between Bank and any other obligor on the Obligation (beyond any applicable grace period contained therein), including, but not limited to, any other note or instrument, loan agreement, security agreement, deed of trust, mortgage, promissory note, guaranty, certificate, assignment, instrument, document or other agreement concerning or related to the Obligation (collectively, the "Loan Documents") beyond any applicable grace period contained therein; or (ii) Debtor or such other obligor shall fail to timely and properly pay or observe, keep or perform any term, covenant, agreement or condition in any agreement between such party and any affiliate or subsidiary of NationsBank Corporation beyond any applicable grace period contained therein.

     B. Rights and Remedies. If any Event of Default shall occur, then, in each and every such case, Bank may, without presentment, demand, or protest; notice of default, dishonor, demand, non-payment, or protest; notice of intent to accelerate all or any part of the Obligation; notice of acceleration of all or any part of the Obligation; or notice of any other kind, all of which Debtor hereby expressly waives, (except for any notice required under this Agreement, any other Loan Document or applicable law); at any time thereafter exercise and/or enforce any of the following rights and remedies at Bank's option:

     (i) Acceleration. The Obligation shall, at Bank's option, become immediately due and payable, and the obligation, if any, of Bank to permit further borrowings under the Obligation shall at Bank's option immediately cease and terminate.

     (ii) Possession and Collection of the Collateral.  At its option:
(a) if Bank has not already done so, (i) take possession or control of, store, lease, operate, manage, sell, or instruct any agent or broker to sell or otherwise dispose of, all or any part of the Collateral, (ii) notify all parties under any account or contract right forming all or any part of the Collateral to make any payments otherwise due to Debtor directly to Bank, (iii) in Bank's own name, or in the name of Debtor, demand, collect, receive, sue for, and give receipts and releases for, any and all amounts due under such accounts and contract rights, or (iv) indorse as the agent of Debtor any check, note, chattel paper, documents, or instruments forming all or any part of the Collateral; (b) make formal application for transfer to Bank (or to any assignee of Bank or to any purchaser of any of the Collateral) of all of Debtor's permits, licenses, approvals, agreements, and the like relating to the Collateral or to Debtor's business; (c) take any other action which Bank deems necessary or desirable to protect and realize upon its security interest in the Collateral; and (d) in addition to the foregoing, and not in substitution therefor, exercise any one or more of the rights and remedies exercisable by Bank under any other provision of this Agreement, under any of the other Loan Documents, or as provided by applicable law (including, without limitation, the Uniform Commercial Code as in effect in Texas (hereinafter referred to as the "UCC")). In taking possession of the Collateral Bank may enter Debtor's premises and otherwise proceed without legal process, if this can be done without
breach of the peace.   Debtor shall, upon Bank's demand, promptly make
the Collateral or other security available to Bank at a place designated by Bank, which place shall be reasonably convenient to both parties.

Bank shall not be liable for, nor be prejudiced by, any loss, depreciation or other damages to the Collateral, unless caused by Bank's
willful and malicious act.   Bank shall have no duty to take any action
to preserve or collect the Collateral.

     (iii) Receiver. Obtain the appointment of a receiver for all or any of the Collateral, Debtor hereby consenting to the appointment of such a receiver and agreeing not to oppose any such appointment.

     (iv) Right of Set Off. Without notice or demand to Debtor, set off and apply against any and all of the Obligation any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by Bank or any of Bank's agents or affiliates to or for the credit of the account of Debtor or any guarantor or indorser of Debtor's Obligation.

Bank shall be entitled to immediate possession of all books and records evidencing any Collateral or pertaining to chattel paper covered by this Agreement and it or its representatives shall have the authority to enter upon any premises upon which any of the same, or any Collateral, may be situated and remove the same therefrom without liability. Bank may surrender any insurance policies in the Collateral and receive the unearned premium thereon. Debtor shall be entitled to any surplus and shall be liable to Bank for any deficiency. The proceeds of any disposition after default available to satisfy the Obligation shall be applied to the Obligation in such order and in such manner as Bank in its discretion shall decide.

Debtor specifically understands and agrees that any sale by Bank of all or part of the Collateral pursuant to the terms of this Agreement may be effected by Bank at times and in manners which could result in the proceeds of such sale as being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Debtor hereby releases Bank and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale.

If, in the opinion of Bank, there is any question that a public sale or distribution of any Collateral will violate any state or federal securities law, Bank may offer and sell such Collateral in a transaction exempt from registration under federal securities law, and any such sale made in good faith by Bank shall be deemed "commercially reasonable".

               (v) If any Event of Default exists, upon the written demand of Bank, Debtor shall execute and deliver to Bank to the extent permitted by applicable law and any contracts relating to the Computer Collateral, an assignment or assignments of the Computer Collateral and licenses in favor of, or otherwise of value to Debtor, and such other documents as are necessary or appropriate to carry out the intent and purposes of this Security Agreement. Such an assignment shall reduce the Obligations then due only to the extent that Bank receives cash proceeds in respect of the sale of, or other realization upon, the Computer Collateral or licenses; such cash proceeds to be applied by Bank as provided in the Loan Agreement.

     9.   General.

          A. Parties Bound. Bank's rights hereunder shall inure to the benefit of its successors and assigns. In the event of any assignment or transfer by Bank of any of the Obligation or the Collateral, Bank thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but Bank shall retain all rights and powers hereby given with respect to any of the Obligation or the Collateral not so assigned or transferred. All representations, warranties and agreements of Debtor if more than one are joint and several and all shall be binding upon the personal representatives, heirs, successors and assigns of Debtor.

          B. Waiver. No delay of Bank in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by Bank of any right hereunder or of any default by Debtor shall be binding upon Bank unless in writing, and no failure by Bank to exercise any power or right hereunder or waiver of any default by Debtor shall operate as a waiver of any other or further exercise of such right or power or of any further default. Each right, power and remedy of Bank as provided for herein or in any of the Loan Documents, or which shall now or hereafter exist at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by Bank of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Bank of any or all other such rights, powers or remedies.

          C. Waiver. Without limiting the generality of the appointment of Bank as Debtor's attorney-in-fact pursuant to the Loan Agreement and the other Loan Documents, Debtor agrees that Bank shall have the right and authority to the extent permitted by applicable law and any contracts relating to the Computer Collateral (i) while any Event of Default exists to license or sublicense the Computer Collateral, any other General Intangible or any thereof, including, without limitation, assignments, recordings, registrations and applications therefor in the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency of the United States, any State thereof or any other country or political subdivision thereof, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose; and (ii) to make claim for, and receive and give acquittances for payment on account of, loss under any insurance policy covering the Collateral, or any part thereof, and to receive, endorse and collect all checks, drafts and other orders for the payment of money representing the proceeds of such insurance.

          D. Agreement Continuing. This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between Bank and Debtor shall be closed at any time, shall be equally applicable to any new transactions thereafter. Provisions of this Agreement, unless by their terms exclusive, shall be in addition to other agreements between the parties. Time is of the essence of this Agreement.

          E.   Definitions.    Unless the context indicates otherwise,
definitions in the UCC apply to words and phrases in this Agreement; if UCC definitions conflict, Article 9 definitions apply.

          F. Notices. Notice shall be deemed reasonable if mailed postage prepaid at least five (5) days before the related action (or if the UCC elsewhere specifies a longer period, such longer period) to the address of Debtor given above, or to such other address as any party may designate by written notice to the other party. Each notice, request and demand shall be deemed given or made, if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, or if sent by any other means, upon delivery.

          G. Modifications. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by Debtor and Bank. The provisions of the Agreement shall not be modified or limited by course of conduct or usage of trade.

          H. Applicable Law and Partial Invalidity. This Agreement has been delivered in the State of Texas and shall be construed in accordance with the laws of that State. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement. The invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

          I. Financing Statement. To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

          J. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION

IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

          (i) Special Rules. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY DEBTOR'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

          (ii) Reservation of Rights. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF
POSSESSION OR THE APPOINTMENT OF A RECEIVER.   BANK MAY EXERCISE SUCH
SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

          K. Controlling Document. To the extent that this Security Agreement conflicts with or is in any way incompatible with any other Loan Document concerning the Obligation, any promissory note shall control over any other document, and if such note does not address an issue, then each other document shall control to the extent that it deals most specifically with an issue.

          L.   Notice of Final Agreement. THIS WRITTEN SECURITY
AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their duly authorized representatives as of the date first above written.

                              HALLMARK FINANCE CORPORATION
                              By:
                                 Linda H. Sleeper
                                 Executive Vice President


                              NATIONSBANK OF TEXAS, N.A.



                              By:
                                 Susan M. Raher
                                 Vice President